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Exhibit 4.1

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND ANY OF SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH TRANSACTION UNDER THE ACT AND ALL OTHER APPLICABLE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT AND OTHER APPLICABLE SECURITIES LAWS.


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                         CONVERTIBLE SUBORDINATED NOTE

$__________                                                September ___ , 2001

    FOR VALUE RECEIVED, INFORMATION ANALYSIS INCORPORATED (the "Company"), a Virginia corporation, hereby promises to pay to the order of _________________
(the "Holder") the sum of _______________dollars ($                 ).  All
payments to be made by the Company in repayment of principal and interest hereunder shall be made in currency of the United States of America which at the time of payment shall be legal tender for the payment of public or private debts.

  1.  THE NOTE.

  1.1  Related Transactions.  This Note is one of a duly authorized series of
       --------------------
Notes in the aggregate principal amount of up to $500,000 due on September 30, 2004 (the "Notes"). For purposes of this Note, the Noteholder Majority shall mean those holders of the Notes representing more than fifty percent (50%) of the outstanding balances then due under the Notes.

  1.2  Place of Payment.  Principal on this Note shall be payable at the offices
       ----------------
of the Company at 11240 Waples Mill Road, Fairfax, Virginia 22030 or at such other place as the Holder may from time to time designate in writing to the Company.


  2.  PAYMENTS OF PRINCIPAL AND INTEREST.

  2.1  Rate of Interest.  For the period from the date hereof until all sums due
       ----------------
hereunder, whether principal, interest, charges, fees or other sums, have been paid in full, interest shall accrue on the unpaid principal balance of this Note at the simple rate of twelve percent (12.0%) per annum. Interest on the outstanding principal balance of the Note will be computed on the basis of a 360-day year comprised of twelve 30 day months.

  2.2  Mandatory Principal and Interest Payment. Commencing on March 31, 2002,
       ----------------------------------------
interest hereunder shall be paid semi-annually on March 31 and September 30 of each calendar year. Unless converted into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in accordance with Section 4 hereof, the total amount of principal due under this Note and all accrued and unpaid interest thereon shall be paid in a single lump sum on September 30, 2004 (herein referred to as the "Repayment Date").


  3.  CONVERSION OF NOTE.

  3.1  Conversion Privilege.  Subject to and upon compliance with the provisions
       --------------------
hereof, at the option of the Holder, any or all of the principal amount and/or accrued and unpaid interest owing under this Note may be converted, in whole or in any part, into fully paid and non-assessable shares of Common Stock (the "Shares") at the Conversion Price (as defined in Section 4.2 below).

  3.2  Conversion Price.  The price at which shares of Common Stock shall be
       ----------------
issuable upon conversion of this Note (the "Conversion Price") shall be $.25 per share.

  3.3  Manner of Exercise of Conversion Privilege.  In order to exercise the
       ------------------------------------------
conversion privilege under Section 3.1 above, the Holder of this Note shall give written notice to the Company (in the form of the Conversion Notice attached hereto) that the Holder elects to convert all or a portion of this Note which notice shall also specify the amount of principal to which such conversion relates. Any such notice of conversion shall supersede the actual payment of the amount against which the conversion is to occur if such notice is received by the Company prior to

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the actual receipt by the Holder of the payment. The conversion shall become effective on the date the notice of conversion is received by the Company, and the person or persons in whose name or names any certificate for the Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the Shares represented by that certificate and the Note shall be deemed cancelled as of that date.

  3.4  Reorganization, Reclassification, Consolidation, Merger or Sale.  If any
       ---------------------------------------------------------------
capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets of the Company to another corporation, or any exchange of capital stock of the Company for cash or any other securities or assets, shall be effected in such a way that holders of Shares shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Shares, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or exchange, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Note and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, sale or exchange not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities, cash or assets thereafter deliverable upon the exercise hereof.

  3.5  Subdivision or Combination of Stock.  In case the Company shall at any
       ------------------------------------
time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

  3.6  Other Notices.  In case at any time after the issuance of this Note:
       -------------

       (a) the Company shall declare any dividend upon its Shares payable in shares of capital stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of its Shares;

       (b) the Company shall offer for subscription pro rata to the holders of its Shares any additional shares of stock of any class or other rights;

       (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with, or sale of all or substantially all of its assets or the sale of the patent to, another corporation; or

       (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, the Company shall give, by first-class mail, postage prepaid, addressed to the Holder of this Note at the address of such Holder as shown on the books of the Company, (i) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Shares entitled to receive a dividend, distribution or subscription right or the right to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) as to (c) and (d), above, at least ten (10) days prior written notice of the date when any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place. Such notice in accordance with the foregoing clause (ii) shall specify the date on which the holders of Shares shall be entitled to exchange their shares for
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securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

  3.7  Company to Provide Stock.  The Company shall at all times reserve and
       ------------------------
keep available out of the aggregate of its authorized but unissued capital stock or its issued capital stock held in its treasury, or both, for the purpose of effecting the conversion of this Note, such number of shares of Common Stock or as shall then be issuable upon the conversion of this Note under Section 3.1,
3.3 and 3.4 hereof. The Company covenants that all shares of Common Stock issued on conversion of this Note shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

  3.8  Fractional Shares.  No fractional Shares shall be issued upon conversion
       -----------------
of this Note. Instead of any fractional share which would otherwise be issuable upon conversion of this Note, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the portion of the then applicable Conversion Price for each share.


  4.  SUBORDINATION.

     4.1  Subordination.  The Company, for itself and its successors and
          -------------
assigns, covenants and agrees, and the Holder by its acceptance hereof likewise covenants and agrees, that notwithstanding any other provision of this Note, the indebtedness evidenced by this Note and the payment of the principal and interest on this Note shall be subordinated in right of payment, to the extent and in the matter hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as hereinafter defined) at any time outstanding. The provisions of this Section 5 shall constitute a continuing obligation in favor of all persons who become the holders of or continue to hold Senior Indebtedness and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders of Senior Indebtedness are hereby made obligees hereunder the same as if their names were written hereinafter as such and they or any of them may proceed to enforce such provisions against the Company and the Holder.

     4.2  Definition of Senior Indebtedness.  The term "Senior Indebtedness"
          ---------------------------------
shall mean all (i) indebtedness of the Company for money borrowed from a bank or other commercial lender, (ii) obligations of the Company as lessee under leases of real or personal property and, in each case with respect to indebtedness under (i) or (ii), whether outstanding on the date hereof or hereafter created, or to any entity which refinances, restructures or acquires, in whole or in part, any such indebtedness of the Company, including, without limitation, all obligations of the Company for principal, interest (including post-petition interest, whether or not allowable), fees, penalties, indemnities, reimbursement obligations and expenses (including reasonable attorneys' fees) and any other amounts owing in respect of such indebtedness, for the payment of which the Company is responsible or liable as an obligor, guarantor, indemnitor, or otherwise (including, without limitation, all amounts committed or permitted to be advanced pursuant to agreements in respect of such indebtedness under which the Company is responsible or liable) and all deferrals, renewals, extensions, amendments, modifications and refundings thereof and (iii) any other indebtedness of the Company which the Company and the Noteholder Majority may hereafter agree in writing shall constitute Senior Indebtedness.
Notwithstanding the foregoing, "Senior Indebtedness" shall not include indebtedness of the Company evidenced by any other notes which shall rank equally and ratably with this Note.

     4.3  Payment of Senior Indebtedness.  In the event of any insolvency or
          ------------------------------
bankruptcy proceedings under federal or state bankruptcy statutes or any receivership, liquidation, reorganization, or other similar proceedings in connection therewith, relative to the Company, or, in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Company or distribution or marshaling of its assets or any composition with or assignment for the benefit of all or substantially all of the creditors of the Company, then and in any such event all Senior Indebtedness shall be paid in full before any payment or distribution of any character, whether in cash, securities, or other property, shall be made on account of this Note and any such payment or distribution, except for payment by means of the transfer of securities which are subordinate and junior in right of payment to the payment of all Senior Indebtedness then outstanding on terms of substantially the same tenor as this Section 5, which would, but for the provisions hereof, be payable or deliverable in respect of this Note, shall be paid or delivered directly to the

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holders of Senior Indebtedness (or their duly authorized representatives), in the proportions in which they hold the same, until all Senior Indebtedness shall have been paid in full and the Holder, by becoming a Holder, shall have designated and appointed the holder or holders of Senior Indebtedness (and their duly appointed representatives) as its agent and attorney-in-fact to file any necessary proof of claim not otherwise filed. The original and each successor Holder of this Note, by its acceptance hereof, agrees to execute, at the request of the Company, a separate agreement with any holder of Senior Indebtedness on the terms set forth in this Section 5.

     4.4  No Payment on Note under Certain Circumstances.  In the event that:
          ----------------------------------------------

     i. Any default occurs in the payment of the principal of or interest on any Senior Indebtedness and during the continuance of such default until such payment has been made or such default has been cured or waived in writing by such holder of Senior Indebtedness;

     ii. Any other default occurs with respect to any Senior Indebtedness and during the continuance of such default for a period of up to one hundred and twenty (120) days thereafter and thereafter if the maturity of such Senior Indebtedness has been accelerated by the holder thereof, until such acceleration has been rescinded or such default has been cured or waived; or

     iii. The maturity of any Senior Indebtedness is accelerated by any holder thereof because of a default with respect thereto and until such acceleration has been rescinded or said Senior Indebtedness has been paid;

then, during the continuance of any of such events, the Company shall not, directly or indirectly, make any payment on account of, or transfer any collateral for, any part of the Note, and the Holder shall not demand or accept from the Company or any other person any such payment or collateral or cancel, set off or otherwise discharge any part of the Note, and neither the Company nor the Holder shall otherwise take or permit any action in violation of the terms of this subordination. Notwithstanding anything to the contrary herein, nothing herein shall be deemed at any time to delay or prohibit (a) the tender to the Company of all or a portion of the principal amount plus accrued interest of the Note to purchase equity securities of the Company, or (b) the Company from converting the principal plus accrued interest on the Note any time into equity securities of the Company.

     4.5  Payments Held in Trust.  In case any payment or distribution shall be
          ----------------------
paid or delivered to any Holder in violation or contravention of the terms of this subordination, such payment or distribution shall, upon such Holder's receipt of notice of such violation or contravention, be held in trust for and paid and delivered ratably to the holders of Senior Indebtedness.

     4.6  Subrogation.  Subject to the payment in full of all Senior
          -----------
Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Subsections (b) and (d) of this Section 4) to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors (other than the holders of Senior Indebtedness and the Holder), be deemed to be a payment by the Company to or on account of this Note and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the holder of this Note would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors (other than the holders of Senior

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Indebtedness and the holder of this Note), be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

     4.7  Scope of Section.  The provisions of this Section 4 are intended
          ----------------
solely for the purpose of defining the relative rights of the Holder, on the one hand, and holders of the Senior Indebtedness, on the other hand. Nothing contained in this Section 4 or elsewhere in this Note is intended to, or shall impair, as between the Company and its creditors (other than the holders of Senior Indebtedness and the Holder), the obligation of the Company, which is unconditional and absolute, to deliver to the Holder the principal and accrued and unpaid interest on this Note as and when the same shall become due and payable in accordance with the terms hereof, or to affect the relative rights of the Holder of this Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein prevent, as between the Company and its creditors (other than the holders of Senior Indebtedness and the Holder), the Holder from accepting any payment with respect to this Note or exercising all remedies otherwise permitted by applicable law upon default under this Note.

     4.8  Survival of Rights.  The right of any present or future holder of
          ------------------
Senior Indebtedness to enforce subordination of this Note pursuant to the provisions of this Section 5 shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder, including, without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security of or in respect of any Senior Indebtedness or noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof such holder may have or otherwise be charged with.

     4.9  Amendment or Waiver.  The provisions of this Section 4 shall not be
          -------------------
amended or waived in any manner without the consent of the Company and of the holders of all Senior Indebtedness.

  4.10  Company to Make Payment of Principal and Accrued and Unpaid Interest.
        --------------------------------------------------------------------
Except as provided in this Section 4, the Company shall make payment of principal and accrued and unpaid interest on this Note in accordance with its tenor. Upon any payment or distribution of assets of the Company referred to in
Section 5(b), the Holder shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee. agent, or other person making any such payment or distribution for the purpose of ascertaining the person entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness or the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Section 5.


  5.   EVENTS OF DEFAULT.

  5.1  Events of Default Defined.  The principal and interest due and owing on
       -------------------------
this Note will become immediately due and payable, at the option of the Holder, if the Company shall (i) fail to make any payment of principal or interest due under this Note within forty-five (45) days when due; (ii) admit in writing its inability to pay its debts generally as they become due, (iii) file a petition in bankruptcy or petition to take advantage of any insolvency act, (iv) make an assignment for the benefit of its creditors, (v) consent to the appointment of a receiver of itself or of the whole of any substantial part of its property, (vi) on a petition in bankruptcy filed against it, be adjudicated as a bankrupt,
(vii) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or (viii) distribute any of its assets upon any dissolution, winding up, liquidation or reorganization of the Company. For purposes hereof, each of the above events is hereafter referred to as a "Event of Default".

  5.2  Notification.  If an Event of Default as defined above shall occur
       ------------
without the Holder's knowledge, the Company will notify the Holder promptly in writing by mail of the Event of Default describing it in reasonable detail, including a statement of the nature and length of existence thereof, and what action the Company proposes to take with respect thereto.

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  6.  SUITS FOR ENFORCEMENT UPON DEFAULT.

  If an Event of Default shall have occurred, then and in any such event the Holder may, at any time at its option, declare the principal of and the accrued interest due under this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable without demand, protest, notice of protest and notice of default, presentment for payment and diligence in collection, all of which are hereby expressly waived by the Company. In case any Event of Default shall occur, the Holder may proceed to protect and enforce its rights hereunder by a suit in equity, action at law or other appropriate proceeding. The Company covenants that if default be made in any payment of any principal or interest on this Note, it will pay to the Holder, to the extent permitted under applicable law, such further reasonable amount as shall be sufficient to cover the cost and expenses of collection, including reasonable compensation to the attorneys of the Holder hereof and any court costs incurred for all services rendered in that connection. In addition, until all amounts are paid in respect of a Note, interest will accrue, to the extent permitted under applicable law, on any such unpaid amounts at the rate specified herein as the rate of interest on the Note. No course of dealing and no delay on the part of the Holder in exercising any rights shall operate as a waiver thereof or otherwise prejudice its rights and no consent or waiver shall extend beyond the particular case involved. During any period of default, the conversion price set forth in Section 3.2 shall be reduced to $.10 per share.


  7.  NOTICES.

  Any request, demand, authorization, direction, notice, consent, waiver or other document permitted by this Note to be made upon, given or furnished to, or filed with the Company or the Holder shall be sufficient for every purpose hereunder if in writing and mailed to the Company, addressed to it at 11240 Waples Mill Road, Suite 400, Fairfax, Virginia 22030 (or such subsequent address as the Company shall advise the Holder hereof in writing) and if to the Holder at the address for the Holder reflected in the Company's records (or at such further address as the Holder hereof shall advise the Company in writing). All notices required hereunder shall be deemed to have been given or made when actually delivered to or received by the party to which the notice is addressed at its respective address.


  8.  MUTILATION, DESTRUCTION, LOSS, OR REISSUANCE.

  8.1 Mutilation.  This Note, if mutilated, may be surrendered and thereupon the
      ----------
Company shall execute and deliver in exchange therefor a new Note of like tenor and principal amount.

  8.2 Destruction, Loss, Etc.  If there is delivered to the Company (i) evidence
      ----------------------
of the destruction, loss, or theft of this Note and (ii) such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that this Note has been acquired by a bona fide purchaser, the Company shall execute and deliver in lieu of such destroyed, lost or stolen Note, a new Note of like tenor and principal amount.


  9.  SUCCESSORS.

  All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind and inure to the benefit of its successors whether so expressed or not and also to the benefit of the Holder and its successors.

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

  10.  AMENDMENT.

  The Noteholder Majority shall have the right to amend the provisions of all the Notes; provided, however, no such amendment shall be binding on the Holder if such amendment adversely changes the terms of payment to the Holder or reduces the rate of interest hereunder.

  11.  LAWS OF VIRGINIA TO GOVERN.

  This Note shall be deemed to be a contract made under the laws of the Commonwealth of Virginia and for all purposes shall be construed in accordance with the laws of such State.


  12.  TRANSFERABILITY OF NOTE.

  This Note and the Shares issuable upon conversion hereof are not transferable except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or unless an exemption from the registration provisions of such Act is applicable.

  13.   HOLDER REPRESENTATION.

  The Holder named in this Note hereby represents and warrants to the Company that (i) such Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, (ii) no other person has a direct or indirect beneficial interest in this Note and (iii) this Note and any shares issued upon conversion hereof is being and will be acquired for investment only and not with a view to or for sale in connection with a distribution thereof and not with a view to resale.

    IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by its duly authorized officers and to be dated as of the day and year first above written.

ATTEST:                            INFORMATION ANALSYIS INCORPORATED


__________________________         By:____________________________________
Secretary                             President

                               CONVERSION NOTICE
                               -----------------
                                                      Dated: ____________


  Pursuant to that certain Convertible Subordinated Note, dated ___________, 2001 in the principal amount of $__________________, the undersigned hereby irrevocably elects to exercise its right to purchase ______________ shares of the $.01 par value Common Stock of Information Analysis Incorporated, such right being and as issued to the undersigned by Information Analysis Incorporated, by converting $_____________ principal and/or interest amount under the Convertible Subordinated Note in payment for same in accordance with the Conversion Price specified in Section 3.2 of said Convertible Subordinated Note.


INSTRUCTIONS FOR REGISTRATION OF STOCK


Name

____________________________________________


Address

____________________________________________

____________________________________________

                 (Please typewrite or print in block letters)


                                        ________________________________________
                                        Signature

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